Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

American Battery Technology Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	8,439,238	(2)	$1.36	(3)	$11,477,363.68	$0.00015310	$1,757.18
Total Offering Amount							$11,477,363.68		$1,757.18
Total Fee Offsets									$0
Net Fee Due									$1,757.18

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”) of American Battery Technology Company (the “Registrant”), which become issuable by reason of any stock split, stock dividend, reorganization, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.

(2)	Represents 8,439,238 additional shares of Common Stock registered pursuant to the Registrant’s 2021 Equity Incentive Plan (the “Plan”) pursuant to Section 4.3(a) of the Plan. There were 60,000,000 shares available for issuance under the Plan that were previously registered on the Registrant’s registration statement on Form S-8 (Registration No. 333-257800) filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2021. The 60,000,000 registered shares have been adjusted to reflect the one-for-fifteen reverse stock split that occurred on September 11, 2023. There were 5,988,851 shares available for issuance under the Plan that were previously registered on the Registrant’s registration statement on Form S-8 (Registration No. 333-283557) filed with the SEC on December 2, 2024.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $1.36 , the average of the high and low price of the Company’s Common Stock as reported on the Nasdaq Stock Market on May 29, 2025, which is within five business days prior to filing this Registration Statement.